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                                                                   Exhibit 10.45
                                   DEMAND NOTE
                                  (This "Note")


Amount:  US$100,000,000                                  June 19, 2001
                                                         Bridgetown, Barbados

         FOR VALUE RECEIVED, PXRE REINSURANCE (BARBADOS) LTD., a company organized under the laws of Barbados (the "Maker"), hereby promises to pay to the order of PXRE GROUP LTD., a company organized under the laws of Bermuda (the "Payee"; Payee, and any subsequent holder of holders hereof being hereinafter referred to collectively as "Holder"), ON DEMAND, the principal sum of ONE HUNDRED MILLION DOLLARS (US$100,000,000) in lawful money of the United States of America ("U.S. Dollar Funds"), together with any accrued and unpaid interest thereon at the rate set forth in Section 2 below, as such amount may be decreased by partial repayments made pursuant to Section 3.a. below and prepayments made pursuant to Section 4 below, in accordance with the provisions of this Note.

1. Representations and Warranties. The Maker represents and warrants to the Payee as follows:

         a. The making and performance of this Note will not (immediately or with the passage of time, the giving of notice, or both)
                  (x) violate the articles of incorporation, by-laws or other corporate instruments of the Maker or violate any laws or result in the default under any material contract, agreement or instrument to which the Maker is a party or by which the Maker or its property is bound, or (y) result in the creation or imposition of any lien upon any of the material assets of the Maker;

         b. The Maker has the corporate power and authority to enter into this Note, to incur the obligations herein and has taken all necessary corporate action to authorize the execution, delivery and performance of this Note; and

         c. This Note is the legal, valid and binding obligation of the Maker, enforceable in accordance with its terms, subject as to enforcement only to applicable bankruptcy, insolvency, reorganization and similar loans affecting creditors' rights generally and the availability of equitable remedies and public policy considerations.

2. Interest.

         a. Interest will accrue on the unpaid principal amount of this Note during the period from and including the date hereof to (but excluding) the date on which the outstanding principal amount of this Note is paid in full at a rate per annum equal to seven percent (7%), compounded daily, based on a 360-day year and charged on the basis of actual days elapsed, from the date hereof until payment in full.

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         b.       Interest shall be due and payable on December 31 of each
                  calendar year during which all or any portion of the principal amount of this Note remains outstanding. If any interest due and payable hereunder remains unpaid for twenty-three (23) calendar months after such interest becomes due and payable, such interest shall be added to any unpaid principal amount due hereunder.

3.       Demand for Payment.

         a. Subject to the prescribed solvency margins under the Insurance Act of Barbados (the "Insurance Act"), the Holder, at its option, shall have the right, at any time (i) to demand that the Maker repay all or any portion of the outstanding principal amount of this Note together with interest accrued on the amount so repaid at the aforesaid rate up to (but excluding) the date of repayment or (ii) to demand that the Maker pay all or any portion of the interest accrued on the outstanding principal amount of this Note at the aforesaid rate up to (but excluding) the date of such demand. From and after the date of any repayment of principal of this Note, interest shall cease to accrue on the portion of principal of this Note so repaid.

         b. All payments demanded hereunder shall be due and payable no later than the second (2nd) business day following written demand by the Holder. For the purposes of this Note, "business day" means any day other than a Saturday, Sunday or a day on which commercial banks are required to be closed for regular banking business in Hamilton, Bermuda or Bridgetown, Barbados.

         c. All payments to be made by the Maker to the Payee under this Note shall be made on the due date in immediately available U.S. Dollar Funds to such account with such bank as the Holder shall from time to time notify Maker in writing.

         d. All payments to be made by the Maker hereunder shall be made without set-off, deduction or counterclaim of any kind whatsoever.

         e. All payments to be made by the Maker hereunder shall be made free and clear of and without deduction for or on account of any present or future taxes or duties of any nature now or hereafter imposed (other than withholding taxes), unless the Maker is compelled by law to make payment subject to any such taxes.

4. Optional Prepayments. Subject to the prescribed solvency margins under the Insurance Act, the Maker, at its option, may prepay all or a portion of the outstanding principal amount of this Note at any time and from time to time with interest on the amount prepaid at the aforesaid rate up to (but excluding) the date of prepayment. Any such prepayment shall be made without premium or penalty and shall be applied first to all accrued and unpaid interest and the remainder to the outstanding principal amount of this Note. From and after the date of any prepayment of this Note, interest shall cease to accrue on the portion of this Note so prepaid.



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5.       Subordination of Payments. Notwithstanding anything contained herein to the contrary, the Maker's obligations under this Note are subordinate in right and time to Maker's obligations under that certain First Amended and Restated Credit Agreement, dated as of August 31, 1999, by and among PXRE Corporation (as Borrower), Payee, Maker (Payee and
         Maker, collectively, as Guarantors), certain banks and financial institutions listed on Schedule 1.1 thereof (collectively, as Lenders), and First Union National Bank (as Agent).

6. Presentment for Payment. Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by the Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of an event of default (as defined in Paragraph 7 below) hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (x) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (y) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing. Time is of the essence of this Note.

7. Event of Default. Any of the following shall constitute an "Event of Default" under this Note:

         a. Except as otherwise permitted by the terms hereof, the Maker fails to make any payment of principal or interest due hereunder as required hereby, and such default continues for five (5) days after notice of default from the Holder;

         b. The Maker defaults in the performance of any other terms or conditions of this Note or in the performance of any material covenants hereunder, and such default continues for thirty
                  (30) days after notice of default from the Holder;

         c. Any representation or warranty by the Maker contained herein or any other agreement delivered in connection herewith or therewith shall prove to be inaccurate in any material respect; or

         d. The Maker becomes insolvent, is unable to pay its debts under the Insurance Act, or admits in writing its inability to pay its debts as they mature; or applies for, consents to, or acquiesces in the appointment of a trustee or receiver for any of their respective property; or in the absence of an application, consent, or acquiescence, a trustee or receiver is appointed for either of them or a substantial part of either entity's property and is not discharged within ninety
                  (90) days; or otherwise commits an act of bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against either of them and if instituted is consented to or acquiesced in by either of them or remains for ninety (90) days undismissed.



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         If an Event of Default shall occur and be continuing, the Holder may
         (x) declare this Note to be immediately due and payable, by telefax or other notice mailed or delivered to the Maker at its address provided to the Holder from time to time, whereupon the same shall become forthwith due and payable without presentment, demand, protest and notice of dishonor of this Note or any other notice of any kind, all of which are hereby expressly waived, and (y) proceed to protect and enforce its rights hereunder, by action at law, suit in equity or otherwise. In the event of any such declaration, the Maker agrees to pay the Holder on demand from time to time such amounts as shall cover costs and expenses of collection of this Note including, without limitation, the fees and expenses of attorneys for the Holder advising the Holder with respect to its rights or collection of this Note.

8. Governing Law. This Note, the legal relations between the parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the substantive laws of the State of New York other than any conflict of law rules which might result in the application of the laws of any other jurisdiction.

9. Amendments. This Note may be amended, supplemented or modified only by a written instrument duly executed by Maker and Holder.

         IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.

                                   PXRE REINSURANCE (BARBADOS) LTD.

                                   By:  /s/ Jeffrey L. Radke
                                        ---------------------------------------
                                   Name: Jeffrey L. Radke
                                   Title: Direct